STOCK PLEDGE AGREEMENT

            THIS AGREEMENT, dated May 1, 1998, made by IVC INDUSTRIES, INC., a Delaware corporation (the "Pledgor"), to THE CHASE MANHATTAN BANK in its capacity as agent under the Term Loan Agreement hereinafter referred to (the "Pledgee").

                              Preliminary Statement

                  A. Contemporaneously herewith, the Pledgor is entering into a certain term loan agreement with the Pledgee and the Banks party thereto (which, as the same may hereafter be amended or restated from time to time, will be called the "Term Loan Agreement") providing for term-loan financing in the aggregate principal amount of $3,500,000 to the Pledgor.

                  B. It is a condition precedent to the execution and delivery of the Term Loan Agreement by the Pledgee and the Banks that the Pledgor shall grant the security interest contemplated by this Agreement in the collateral described below.

            NOW, THEREFORE, for good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), and in order to induce the Pledgee and the Banks to enter into the Term Loan Agreement and to extend the credit contemplated thereby, the Pledgor hereby agrees as follows:

                  1. Pledge of Securities. (a) As security for the payment and performance of the Liabilities (as such term is hereinafter defined), the Pledgor hereby assigns, transfers and pledges to the Pledgee, and grants the Pledgee a security interest in, 1,000 shares of common stock of VITAMIN SPECIALTIES CORP., a Pennsylvania corporation, (which shares shall be called the "Pledged Securities" and which corporation shall be called the "Company"), together with all cash, securities and other property that may hereafter be payable in respect of the Pledged Securities as a dividend or distribution or in exchange therefor, and all proceeds of the foregoing. The certificate(s) for the Pledged Securities, accompanied by stock powers duly executed in blank by the Pledgor, have been delivered by the Pledgor to the Pledgee. The Pledgee may, at its option and upon written notice to the Pledgor at any time while on Event of Default (as hereinafter defined) exists, transfer the registration of any or all of the Pledged Securities into its name or the name of any nominee.

                  (b) As used herein, the term "Liabilities" means (i) all obligations and liabilities, now existing or hereafter arising, of the Pledgor under the Term Loan Agreement or the other Term Loan Documents, including (without limitation) the indebtedness evidenced by the Notes (as the terms "Term Loan Documents" and "Notes") are defined in the Term Loan Agreement); and (ii) all obligations and liabilities, now existing or hereafter arising, of the Pledgor under this Agreement.

                  2. Representations and Warranties. The Pledgor represents and warrants that:

            (i) it has good title to the Pledged Securities, free and clear of all liens and claims other than the lien of this Agreement;

            (ii) the Pledged Securities constitute all the stock and other securities of the Company in which the Pledgor has an ownership interest;

            (iii) the Pledged Securities have been validly issued and are fully paid and nonassessable;

            (iv) the making and performance by the Pledgor of this Agreement and the pledging of the Pledged Securities are within the corporate powers of the Pledgor, have been duly authorized by all necessary corporate action on the part of the Pledgor, do not violate any provision of law or the charter or by-laws of the Pledgor, and do not contravene any contractual restriction binding on the Pledgor or the Pledged Securities;

            (v) this Agreement is a legal, valid and binding obligation of the Pledgor, enforceable against the Pledgor in accordance with its terms;

            (vi) no consent, approval or authorization of any person or entity is required for (a) the execution, delivery and performance of this Agreement by the Pledgor or the creation and perfection of the security interest granted pursuant to this Agreement; or (b) for the exercise by the Pledgee of the voting rights or any of the other rights, powers or remedies in respect of the Pledged Securities pursuant to this Agreement, except as may be required in connection with the disposition of the Pledged Securities by securities laws affecting the offering and sale of securities generally;

            (vii) the Pledged Securities constitute all of the outstanding common stock of the Company; there is no outstanding preferred stock of the Company; and there are no outstanding options, warrants, calls or commitments of any character whatsoever relating to any of the unissued capital stock of the Company, and no outstanding securities convertible into or exchangeable for any capital stock of the Company; and

            (viii) this Agreement and the delivery of the Pledged Securities to the Pledgee, together with the fully executed stock powers, creates a fully perfected, first priority lien on the Pledged Securities for the benefit of the Pledgee.

                  3. Voting Pledged Securities. Unless an Event of Default has occurred that has not been waived, the Pledgor shall be entitled to vote the Pledged Securities and give consents, waivers and ratifications in respect thereof for purposes that are not inconsistent with the terms of this Agreement. All such rights of the Pledgor shall, however, cease upon the occurrence of an Event of Default (unless such Event of Default is waived). At any time during the occurrence of an Event of Default that has not been waived, the Pledgee may vote any or all of the Pledged Securities (whether or not such Pledged Securities have been transferred into its name, or into the name of its nominee, as provided in Section 1 hereof), and give all consents, waivers and ratifications in respect thereof, and otherwise act with respect thereto as though it were the owner thereof. The Pledgor hereby irrevocably constitutes and appoints the Pledgee the proxy and attorney-in-fact of the Pledgor, with full power of substitution, to take, subject to the provisions of this Agreement, any and all such action with respect to the Pledged Securities.

                  4. Dividends. Unless an Event of Default has occurred that has not been waived, all ordinary cash dividends on the Pledged Securities shall be paid to the Pledgor. All other dividends and distributions and proceeds of any kind in respect of any of the Pledged Securities, whenever paid or made, and all ordinary cash dividends on the Pledged Securities paid after the occurrence of an Event of Default (unless such Event of Default is waived), shall be delivered directly to the Pledgee and held in pledge hereunder. Any such dividends or distributions or proceeds required to be delivered to the Pledgee that are received by the Pledgor, shall be held by the Pledgor in trust for the Pledgee until the same are delivered by the Pledgor to the Pledgee.

                  5. Additional Securities. To the extent that it is within the control of the Pledgor, the Pledgor shall not permit the Company to issue, after the date of this Agreement, any capital stock or other securities convertible into capital stock, unless all of such stock or other securities shall, immediately after its issuance, be delivered to the Pledgee for holding by the Pledgee in pledge hereunder. Any such stock or other securities so delivered shall be included in the term "Pledged Securities", as used herein.

                  6. Transfer of Pledged Securities. The Pledgor shall not sell, assign, encumber or otherwise transfer all or any part of the Pledged Securities (or permit or suffer the same to be sold, assigned, encumbered or otherwise transferred, whether by operation of law or otherwise).

                  7. Default. As used in this Pledge Agreement, the term "Event of Default" has the same meaning ascribed to such term in the Term Loan Agreement.

                  8. Remedies on Default. (A) Upon the occurrence of an Event of Default, the Pledgee shall be entitled to exercise all rights, remedies and powers provided or allowed by this Agreement, any other applicable agreement, the New York Uniform Commercial Code and any other applicable law. All such rights, remedies and powers shall be cumulative. The Pledgor waives any right to require a marshalling of assets in connection with any disposition of the Pledged Securities following an Event of Default and any right to require that resort be had to any other remedy to satisfy the Liabilities prior to realization on the Pledged Securities. If the Pledgee shall elect to dispose of any of the Pledged Securities following an Event of Default (whether by way of public or private sale or otherwise) and notice of such disposition is required by law to be given, the Pledgor agrees that 10 days' advance notice to it of such disposition shall constitute sufficient notice thereof.

                  (B) Any sale of the Pledged Securities by the Pledgee following an Event of Default may be public or private, at any exchange, broker's board of elsewhere, for cash or on credit or for future delivery, and at such price or prices, and on such terms, as the Pledgee may deem reasonable. Any sale hereunder may be conducted by an auctioneer or any officer, employee, attorney or agent of the Pledgee. To the extent permitted by applicable law, the Pledgee may be the purchaser of all or any of the Pledged Securities so sold. The Pledgee reserves the right to reject any and all bids at such sale which, in its sole discretion, it shall deem unacceptable. Any such sale may be held at such time or times and at such place or places as the Pledgee may determine. The Pledgee shall not be obligated to make any such sale pursuant to any such notice. The Pledgee may adjourn any public or private sale from time to time by announcement at the proposed sale, and such sale may, without further notice, be made at the time and place to which the same may be so adjourned from time to time.

                  (C) The Pledgor recognizes that, in taking action pursuant to this Section, the Pledgee may be restricted in effecting a public sale of all or of a part of the Pledged Securities by reason of certain requirements contained in the Securities Act of 1933, as amended, and the regulations thereunder, or any applicable State securities laws, and the Pledgee may deem it necessary or appropriate to resort to one or more private sales to a restricted group of purchasers who will be obligated to agree, among other things, to acquire the Pledged Securities for their own account, for investment and not with a view to the distribution or sale thereof. The Pledgor agrees that such private sales so made may be at prices and on other terms less favorable to the Pledgor than if the Pledged Securities were sold at public sales. The Pledgor agrees that private sales made under the foregoing circumstances shall be deemed to have been made in a commercially reasonable manner.

                  9. Protection of the Pledgee. Other than the exercise of reasonable care in the custody of the Pledged Securities, the Pledgee shall have no responsibility for or duty with respect to any Pledged Securities or any matter or proceedings arising out of or relating thereto. The Pledgee shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Securities in its possession if the Pledged Securities are accorded treatment substantially equal to that which it accords its own property. As to all matters in connection with this Agreement, the Pledgee may consult with legal counsel and shall be fully protected in taking, or omitting to take, any action in good faith reliance thereon. Neither the Pledgee nor any of its directors, officers, employees, agents or counsel shall be liable for any action lawfully taken or omitted to be taken by it or them hereunder or in connection herewith, except for their own gross negligence or willful misconduct.

                  10. Expenses. The Pledgor shall upon demand pay to the Pledgee all costs and expenses (including, without limitation, attorneys' fees) the Pledgee may suffer or incur in connection with (i) the preparation and administration of this Agreement, (ii) the custody or preservation of the Pledged Securities and the validity, perfection, and priority of the security interests provided for in this Agreement, (iii) the failure of the Pledgor to perform or observe any provisions of this Agreement, and (iv) the exercise or enforcement by the Pledgee of any of its rights, powers or remedies hereunder.

                  11. Changes; Waivers. No provision of this Agreement may be changed or waived orally, but only by an instrument in writing executed by the party to be charged therewith. No failure or delay on the part of the Pledgee in exercising any right, remedy or power shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any further or other exercise of the same or any other right, remedy or power. No modification of the terms of payment of the indebtedness secured hereby or waiver thereof or forbearance on the part of the Pledgee or release of any other collateral for such indebtedness shall affect in any way whatsoever the continuing effectiveness of this Agreement or the validity, perfection or priority of the security interest granted hereby.

                  12. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of New York (without giving effect to principles of conflicts of law).

                  13. Continuing Effect. This Pledge Agreement shall remain in effect until the Liabilities shall have been satisfied in full. This Agreement shall be binding upon the Pledgor, its successors and assigns, and inure to the benefit of the Pledgee, its successors and assigns.

                  14. Notices. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been properly given at the times and in the manner and at the addresses provided in Section 12.06 of the Term Loan Agreement.

            IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed by its duly authorized officer as of the day and year first above written.

                                          IVC INDUSTRIES, INC.


                                          By: /s/ I. Alan Hirschfeld
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